EXHIBIT 2
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                  Registration Rights Agreement
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           REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated
as of July 19, 1996, between Noranda Inc., an Ontario Corporation ("Noranda"), Kerr Addison Mines Limited, an Ontario corporation and a wholly owned subsidiary of Noranda ("Kerr Addison"), and
Battle   Mountain   Gold  Company,  a  Nevada  corporation   (the
"Company").

           Pursuant to the Combination Agreement dated as of March 11, 1996 by and between the Company and Hemlo Gold Mines Inc., an Ontario corporation ("Hemlo"), as amended and restated (the "Combination Agreement") and the Arrangement referred to therein (the "Arrangement"), the shareholders of Hemlo will acquire Exchangeable Shares of Hemlo (the "Exchangeable Shares") which are exchangeable for shares of Common Stock, par value $.10 per share, of the Company ("Common Stock") and Hemlo will be renamed Battle Mountain Canada Ltd. ("Battle Mountain Canada").

           Section 4.18 of the Combination Agreement provides, that to the extent that Noranda desires to sell any Exchangeable Shares it acquires pursuant to the Arrangement or shares of Common Stock issued pursuant to the retraction and exchange rights and other provisions in respect of such Exchangeable Shares (including any securities issuable as a stock dividend or other distribution on, or in subdivision, combination or reclassification of, the foregoing and any other securities into which such shares may be changed or for which such securities may be exchanged) (collectively, the "Noranda Securities") following the first publication of financial statements that include the combined financial results of the Company and Battle Mountain Canada for a period of at least 30 days (the "Commencement Date"), the Company will provide Noranda with certain registration rights under United States law and prospectus rights under Canadian law with respect to the Noranda Securities.

           Noranda has transferred its interest in Common Shares of Hemlo to Kerr Addison and the Company is willing to extend such registration and prospectus rights to Kerr Addison as provided herein. As hereinafter used, the term "Noranda" refers to Kerr Addison, and the term "Noranda Securities" shall refer to such securities when owned or held by Kerr Addison.

           The parties wish to set out with greater particularity the provisions governing such registration rights.

           Accordingly, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties agree as follows:

           1.  Registration Rights.
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                  (a)     DEMAND   REGISTRATION.    Subject    to
     Section 1(d), if Noranda shall, at any time or from time  to
     time   after  the  Commencement  Date  and  prior   to   the
     Termination Date (as defined in Section 8), provide the Company with a written request for the registration under the Securities Act of 1933, as amended (the "Act"), of all or part of the Noranda Securities, the Company shall (or, as applicable, shall cause Battle Mountain Canada to) as expeditiously as reasonably possible (but in any event not later than 60 days after receipt of a request to file a demand registration) prepare and file, and use its best efforts to cause to become effective as soon as practicable, a registration statement under the Act to effect the offering of the Noranda Securities specified in such request in (x) an underwritten public offering or (y) a "shelf" offering for sale from time to time, provided that the amount of Noranda Securities for which registration is requested in connection with any such "shelf" offering shall not, without the written approval of the Company, exceed U.S. $50,000,000 in market value (valued at the time of the request) and that, notwithstanding Section 2(h) hereof, the period during which the Company shall be required to keep effective and maintain any registration, qualification or approval obtained in connection with any such "shelf" offering, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities law shall be limited to a period of 60 days from the date such registration statement or other offering document becomes effective. Notwithstanding the foregoing, the Company shall be entitled to defer for a reasonable period of time, but not in excess of 120 days, (or in the case of a postponement pursuant to clause (i)(C) of this sentence, as soon as practicable after public disclosure of the information that was the basis for such postponement), the filing by it or Battle Mountain Canada of any registration statement otherwise required to be prepared and filed by it or Battle Mountain Canada under this
     Section 1(a) if (i) (A) the Company or Battle Mountain Canada is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering by the Company or Battle Mountain Canada would be materially adversely affected by such registration requested by Noranda, (B) the Company or Battle Mountain Canada is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of the Company determines in good faith that the ability to pursue or consummate such a transaction would be materially adversely affected by such registration requested by Noranda, or (C) the Company is in possession of material non-public information concerning it or its business and affairs (or corresponding information
     concerning  Battle  Mountain  Canada)  and  the   Board   of
     Directors of the Company determines in good faith  that  the
     prompt   public   disclosure  of  such  information   in   a
     registration statement would have a material adverse effect on the Company; and (ii) the Company so notifies Noranda within five business days after Noranda so requests. If any such offering is to be underwritten, Noranda shall be entitled to select the manager or managers and other underwriters for such underwritten offering, subject to the approval of the Company, which approval shall not be unreasonably withheld.

                (b)   PIGGYBACK REGISTRATION.  If at any time  or
     from time to time after the Commencement Date and prior to the Termination Date, the Company or Battle Mountain Canada shall propose to register any Common Stock or Exchangeable Shares for public sale under the Act, then the Company shall give Noranda prompt notice of the proposed registration and shall include in such registration on the same terms and conditions as the other securities included in such registration such number of Noranda Securities of the same class or classes proposed to be registered as Noranda shall request within 5 business days after the giving of such notice; provided, however, that the Company or Battle Mountain Canada may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of Noranda, abandon the proposed offering in which Noranda had requested to participate. Notwithstanding the foregoing, (i) the Company or Battle Mountain Canada shall not be obligated to include such Noranda Securities in such offering to the extent the managing underwriter or underwriters of such offering advise the Company or Battle Mountain Canada that the inclusion thereof would materially and adversely affect the successful marketing of the offering or would materially and adversely affect the trading market for the Common Stock or the Exchangeable Shares, in which case the priority provisions of Section 1(c) shall apply, and (ii) neither the Company nor Battle Mountain Canada shall be obligated to effect any registration of such Noranda Securities incidental to the registration by the Company or Battle Mountain Canada of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other director or employee benefit plans. Noranda shall be entitled to withdraw any or all of its Noranda Securities included in a registration subject to this Section 1(b) at any time before its agreement to sell such securities. As a condition to pursuing its rights under this Section 1(b), Noranda agrees to enter into customary agreements (including an underwriting agreement on customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Noranda Securities. If the registration by the Company or Battle Mountain Canada referred to in the first sentence of this Section 1(b) is a "shelf" registration, the priority and proration provisions set forth in this Section 1(b) shall apply with respect to each discrete offering made pursuant to such registration.

                 (c) LIMITATION ON OTHER SECURITIES TO BE REGISTERED; PRIORITY. In case of any registration, offering or sale contemplated by Section 1(a), the Company (or Battle Mountain Canada, as applicable) may, without the consent of Noranda, include in such registration, offering or sale any securities of the same class as the Noranda Securities proposed to be offered. If in connection with any underwritten offering under Section 1(a) the managing underwriter or underwriters of such offering advise the Company or Battle Mountain Canada that the inclusion of all securities (including Noranda Securities) proposed to be offered would materially and adversely affect the successful marketing of the offering or would materially and adversely affect the trading market for the Common Stock or the Exchangeable Shares, there shall be included in such registration to the extent the managing underwriter or underwriters advise the Company or Battle Mountain Canada that such inclusion would not have a material adverse effect
     (i) first, the securities proposed to be included by Noranda and any security holder other than Noranda requesting such registration, pro rata in accordance with the number of securities requested to be included by Noranda and such other holders, and (ii) second, securities proposed to be included by the Company and/or Battle Mountain Canada for its or their own account. In case of any registration, offering or sale contemplated by Section 1(b), the Company may include in such registration, offering or sale securities other than those being offered by the Company and Noranda; provided that, if the amount of Common Stock or other securities to be sold by Noranda is to be reduced pursuant to clause (i) of the second sentence of
     Section  1(b), there shall be included in such  registration to the extent the managing underwriter or underwriters advise the Company or Battle Mountain Canada such inclusion would not result in such material adverse effect (1) if the registration pursuant to Section 1(b) is initiated by the Company or Battle Mountain Canada to register Common Stock or Exchangeable Shares for the account of either of them,
     (i) first, the securities proposed to be included by the Company and/or Battle Mountain Canada to be sold for its or their own account and (ii) second, the securities proposed to be included by Noranda and any security holder other than Noranda requesting such registration, pro rata in accordance with the number of securities proposed to be included by Noranda and such other holders, and (2) if the registration pursuant to Section 1(b) is being effected pursuant to the request of a security holder other than Noranda, (i) first, the securities proposed to be included by Noranda and any security holder other than Noranda requesting such registration, pro rata in accordance with the number of securities proposed to be included by Noranda and such other holders, and (ii) second, the securities proposed to be included by the Company and/or Battle Mountain Canada, as applicable, to be sold for its or their own account.

                (d) NUMBER OF DEMAND REGISTRATIONS; SEPARATION. The Company shall be obligated to effect (or to cause Battle Mountain Canada to effect) up to an aggregate of five registrations pursuant to Section 1(a), provided that the Company shall not be obligated to effect (or to cause Battle Mountain Canada to effect) more than one such registration during any period of twelve consecutive months and provided, further, that a registration shall be deemed to have been effected pursuant to Section 1(a) only to the extent that such registration becomes effective or to the extent Noranda withdraws or cancels its demand registration request.

                (e) CANADIAN OFFERINGS. In lieu of or in addition to any registration under the Act as provided in
     Section 1(a) hereof, the Company or Battle Mountain Canada, as applicable, shall, upon and in the manner and to the extent requested in writing by Noranda, file a prospectus with any Canadian securities regulatory authority or otherwise qualify for distribution in any province of Canada (a "Canadian Offering") shares of Common Stock or Exchangeable Shares for which registration has been or could have been requested under Section 1(a) hereof, in which case such Canadian Offering shall count (together with the concurrent registration under the Act, if any) as one registration for purposes of Section 1(d). In the event that a Noranda request pursuant to the preceding sentence imposes an obligation on the Company to translate its prospectus or any or all other documents filed in connection therewith into the French language, the cost of such translation (including the cost of printing translated documents) shall be for the account of Noranda. If at any time or from time to time after the Commencement Date and prior to the Termination Date, the Company or Battle Mountain Canada shall propose to qualify any Common Stock or Exchangeable Shares for a Canadian Offering, then Noranda shall be entitled, subject to applicable Canadian securities law, to participate in such Canadian Offering to the same extent and on the same terms and conditions as it would have been entitled to participate in a registration pursuant to
     Section 1(b) hereof. With respect to Noranda's participation in any Canadian Offering pursuant to the foregoing provisions of this Section 1(e), the provisions of
     Section 1(a) and 1(b) hereof, as applicable, and the other terms of this Agreement respectively applicable thereto shall apply, mutatis mutandis, to such Canadian Offering (for example, and without limitation, the same relative priorities under Section 1(c), if applicable, shall apply to the Canadian Offering as to the corresponding registration in the United States and Noranda shall not participate to any greater proportionate extent in the Canadian Offering than its participation in the corresponding registration in the United States).

           2. COVENANTS OF THE COMPANY. In connection with any offering of Noranda Securities pursuant to this Agreement, the Company shall (or, as applicable, shall cause Battle
     Mountain Canada to):

                (a) furnish to Noranda and to each managing underwriter, if any, a reasonable time in advance of their filing with the Securities and Exchange Commission (the "SEC") any registration statement, amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of Noranda and such underwriter; and furnish a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Noranda Securities;

                 (b) furnish to Noranda and each managing underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as Noranda or such underwriter may reasonably request in order to facilitate the sale of the Noranda Securities;

                 (c) after the filing of the registration statement promptly notify Noranda of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all necessary actions required to prevent the entry of such stop order or to remove it if entered;

                (d) use its best efforts to qualify such Noranda Securities for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof) as Noranda or any underwriter shall reasonably request and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that neither the Company nor Battle Mountain Canada shall for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                (e) furnish to Noranda and to each managing underwriter, if any, addressed to each of them, an opinion of counsel for the Company, dated the date of the closing of the offering of Noranda Securities, and a "cold comfort" letter or letters signed by the Company's independent public accountants, each in reasonable and customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties;

                (f) furnish unlegended certificates representing ownership of the Noranda Securities being sold in such denominations as shall be requested by Noranda or the lead underwriter;

                (g) promptly inform Noranda (i) in the case of any offering of Noranda Securities in respect of which a registration statement is filed under the Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and if applicable, of the date of filing a Rule 430A prospectus and (ii) of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

                (h) until the earlier of (i) such time as all of the Noranda Securities being offered have been disposed of in accordance with the intended method of disposition by Noranda set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) or (ii) the expiration of nine months after such registration statement or other offering document becomes effective, keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the Noranda
     Securities, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities laws;

                (i) as soon as reasonably practicable after the effective date of any such registration statement, and in any event, within 16 months thereafter, make generally available to its shareholders an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of any such registration statement;

                (j)   use  its best efforts to have such  Noranda
     Securities listed on any domestic and foreign securities exchanges on which such securities are then listed;

               (k) as promptly as practicable notify Noranda, at any time when a prospectus relating to the sale of the Noranda Securities is required by law to be delivered in connection with sales, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Noranda Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Noranda and to each managing underwriter, if any, any such supplement or amendment; in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 2(h) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company (or Battle Mountain Canada, as applicable) shall make available to Noranda such supplemented or amended prospectus;

                (l)   make  available for inspection  during  the
     normal business hours of the Company by Noranda, any underwriter participating in such offering, and any attorney or accountant retained by Noranda or such underwriter in connection with the sale of the Noranda Securities, all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation for purposes of the Securities Act, and cause the officers, directors and employees of the Company to supply all information reasonably requested by Noranda or any such underwriter, attorney or accountant in connection with such registration statement; and

               (m) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Noranda Securities.

           3. CERTAIN NORANDA OBLIGATIONS. Noranda agrees that upon receipt of any notice from the Company of the happening of any event described in Section 2(j), it will forthwith discontinue disposition of Noranda Securities until it receives copies of the supplemented or amended prospectus contemplated by Section 2(j) or until it is advised by the Company that the use of the prospectus may be resumed.

           4. EXPENSES. Except as provided in the next sentence, Noranda shall pay a pro rata portion (on the basis of the Noranda Securities then being registered on its behalf in relation to all securities being registered) of all expenses incurred by the Company in complying with Sections 1(a) or 1(b) hereof, including, without limitation, all registration and filing fees (including all expenses incident to any filing with the National Association of Securities Dealers, Inc. or listing on any domestic or foreign securities exchange), fees and disbursements of counsel for the Company and its independent public accountants, fees and expenses of complying with securities and blue sky laws and printing expenses (collectively, "Registration Expenses"). To the extent permitted by law, the Company shall, however, pay (or, as applicable, cause Battle Mountain Canada to pay) all Registration Expenses incurred in complying with the first registration effected pursuant to Section 1(a). In all cases, Noranda shall pay all underwriting discounts and commissions attributable to the sale of the Noranda Securities and Noranda shall pay the fees and expenses of its separate counsel. Notwithstanding anything to the contrary herein, Noranda shall not be obligated to pay any expenses incurred by the Company in connection with a registration pursuant to Section 1(b) that is abandoned by the Company or Battle Mountain Canada under circumstances not involving any withdrawal therefrom by Noranda.

           5.   Indemnification.
                ---------------

                (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Noranda, its officers, directors and agents, each underwriter of Noranda Securities, and each person, if any, who controls any of the foregoing persons within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities arising from or caused by (x) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Noranda Securities (as amended or supplemented if the Company or Battle
     Mountain Canada shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any violation or alleged violation by the Company or Battle Mountain Canada of the Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Noranda Securities are offered and relating to action or inaction required of the Company or Battle Mountain Canada in connection with such offering; and will reimburse each such person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or any proceeding in respect thereof), subject to the provisions of Section 5(c), except that the indemnification agreement contained in this Section shall not apply to such losses, claims, damages or liabilities that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company or Battle Mountain Canada by or on behalf of Noranda expressly for use therein.

                (b) INDEMNIFICATION BY NORANDA. Noranda agrees to indemnify and hold harmless the Company, Battle Mountain Canada, their respective officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity made pursuant to clause (x) of Section 5(a) above from the Company to Noranda, but only with reference to information furnished in writing by or on behalf of Noranda expressly for use in any registration statement or prospectus relating to the Noranda Securities, or any amendment or supplement thereto, or any preliminary prospectus. In no event shall the liability of Noranda hereunder be greater in amount than the dollar amount of the proceeds received by Noranda upon the sale of Noranda Securities giving rise to such indemnification obligation.

                (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
     Section 5(a) or 5(b), such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing, provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except to the extent of any loss, damage, liability or expense arising from such omission. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the
     expense   of   such  Indemnified  Party   unless   (i)   the
     Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party shall have failed to comply with its obligations under the preceding sentence or (iii) in the reasonable judgment of the Indemnified Party actual or potential differing interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement (i) which involves an admission of any violation of law or (ii) as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be fully responsible, shall be applied to or against an Indemnified Party without, in either case, the prior written consent of such Indemnified Party.

                (d) CONTRIBUTION. If the indemnification provided for in this Section 5 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
     Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable for contribution with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           6. AVAILABLE INFORMATION. The Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144, or any successor provisions.

           7. TERMINATION DATE. The "Termination Date" for purposes of Section 1(a) and 1(b) shall be the first date on which Noranda shall no longer own Noranda Securities entitling Noranda to "beneficial ownership" within the meaning of Rule 13d-3 under the Exchange Act of more than 5% of the outstanding Exchangeable Shares and shares of Common Stock, considered as one class.

          8.    Miscellaneous.
                -------------

                (a) PROVISION OF INFORMATION.  Noranda shall, and
     shall cause its officers, directors, employees and agents to, complete and execute all such questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as the Company shall reasonably request in connection with any registration pursuant to this Agreement.

                (b) SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                (c) FURTHER ASSURANCES. Subject to the specific terms of this Agreement, each of Noranda and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement.

                 (d) ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing or on behalf of the party who might assert such breach.

                (e) COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                (f) NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be delivered personally or sent by facsimile, recognized overnight delivery service or by registered or certified mail, postage prepaid, in any case as follows:

               (i)  If to Noranda, to

                    Noranda Inc.
                    181 Bay Street, Suite 4100
                    P. O. Box 755, BCE Place
                    Toronto, Ontario
                    Canada  M5J 2T3
                    Attention:  General Counsel
                    Facsimile:  (416) 982-7490

               (ii) If to the Company, to

                    Battle Mountain Gold Company
                    333 Clay Street, 42nd Floor
                    Houston, Texas  77002
                    Attention:  General Counsel
                    Facsimile:  (713) 653-7238

     or such other address as any party may, from time to time, designate in a written notice in a like manner. All notices and other communications shall be deemed to be effective upon receipt by the party to whom given.

                (g) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

               (h)  SUCCESSORS AND ASSIGNS.  This Agreement shall
     be binding upon and shall inure to the benefit of and be enforceable by and against the permitted successors and assigns of the parties hereto. Noranda may not assign its rights under this Agreement, except that Noranda may assign its rights hereunder to a direct or indirect wholly owned subsidiary of Noranda (provided that Noranda Inc. shall remain responsible for its obligations hereunder), and the Company may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

                (i) PARTIES IN INTEREST. Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit from any person, firm or corporation other than Noranda and the Company.

           IN  WITNESS  WHEREOF, Noranda, Kerr  Addison  and  the
Company have caused this Agreement to be duly executed as of the date first above written.

                              NORANDA INC.



                              By:  /s/Alan R. Thomas
                                   -------------------------------
                                   Title:  Chief Financial Officer



                              By:  /s/Kevin N. Thompson
                                   ------------------------------
                                   Title:  Vice President,
                                           Secretary and
                                           General Counsel


                              KERR ADDISON MINES LIMITED



                              By:  /s/Alex G. Balogh
                                   ------------------------------
                                   Title:  Director


                              BATTLE MOUNTAIN GOLD COMPANY



                              By:  /s/Robert J. Quinn
                                   ------------------------------
                                   Title:  Vice President